EXHIBIT 10.1

EXECUTION VERSION

AMENDED AND RESTATED TERM CREDIT AGREEMENT

dated as of

August 17, 2023,

among

BROADRIDGE FINANCIAL SOLUTIONS, INC.,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC. and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agents

TABLE OF CONTENTS
 Page

ARTICLE I

Definitions

ARTICLE II

The Credits

ARTICLE III

 Representations and Warranties

ARTICLE IV

Conditions

SECTION 4.01.	Closing Date	50

ARTICLE V

Affirmative Covenants

ARTICLE VI

Negative Covenants

SECTION 6.01.	Liens	55
SECTION 6.02.	Subsidiary Indebtedness	57
SECTION 6.03.	Sale and Leaseback Transactions	59
SECTION 6.04.	Fundamental Changes	50
SECTION 6.05.	Restrictive Agreements	60
SECTION 6.06.	Transactions with Affiliates	60
SECTION 6.07.	Leverage Ratio	61

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

 ARTICLE IX

Miscellaneous

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 6.01 – Existing Liens
Schedule 6.02 – Existing Subsidiary Indebtedness
Schedule 6.05 – Restrictive Agreements
Schedule 6.06 – Transactions with Affiliates

EXHIBITS:

Exhibit A –	Form of Assignment and Assumption
Exhibit B –	Form of Borrowing Request
Exhibit C –	Form of Interest Election Request
Exhibit D –	Form of Note
Exhibit E–1	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E–2	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E–3	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E–4	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

AMENDED AND RESTATED TERM CREDIT AGREEMENT dated as of August 17, 2023, among BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Company has requested that the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) amend and restate the Existing Term Credit Agreement in the manner set forth herein including to provide Commitments to extend credit in the form of Loans denominated in US Dollars in an aggregate principal amount not to exceed US$1,300,000,000.

The Administrative Agent and the Lenders are willing to amend and restate the Existing Term Credit Agreement upon the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any acquisition by the Company or any Subsidiary of Equity Interests of any Person that becomes a Subsidiary (or that is merged, consolidated or amalgamated with or into the Company or any Subsidiary), or of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10% per annum; provided that if the Adjusted Daily Simple SOFR as so determined would be less than 0.00%, then the Adjusted Daily Simple SOFR shall be deemed to be 0.00% for purposes hereof.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10% per annum; provided that if the Adjusted Term SOFR as so determined would be less than 0.00%, then the Adjusted Term SOFR shall be deemed to be 0.00% for purposes hereof.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any branch or Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that two or more Persons shall not be deemed Affiliates solely because an individual is a director of each such Person.

“Agreement” means this Amended and Restated Term Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum.  For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.15(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively.  If the Alternate Base Rate, determined as set forth above, would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes hereof.

“Ancillary Document” has the meaning set forth in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Rate” means, for any day, the applicable rate per annum set forth in the table below under the caption  “Term SOFR / Daily Simple SOFR Spread” or “ABR Spread”, as applicable, in each case, based upon the ratings by Moody’s, S&P and Fitch, respectively, applicable on such day to the Index Debt:

	Term SOFR / Daily Simple SOFR Spread	ABR Spread
Category 1 ≥ A3 / A- / A-	1.000%	0.000%
Category 2 Baa1 / BBB+ / BBB+	1.125%	0.125%
Category 3 Baa2 / BBB / BBB	1.250%	0.250%
Category 4 ≤ Baa3 / BBB- / BBB-	1.375%	0.375%

For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have a Rating in effect (other than by reason of any of the circumstances referred to in the last sentence of this definition), then (i) if only one Rating Agency shall not have a Rating in effect, the applicable category shall be based on the remaining two effective Ratings, (ii) if two Rating Agencies shall not have a Rating in effect, one of such Rating Agencies shall be deemed to have a Rating in effect in Category 4 and the applicable category shall be based on such deemed Rating and the remaining effective Rating and (iii) if no Rating Agency shall have a Rating in effect, the applicable category shall be Category 4, (b) if the Ratings in effect or deemed to be in effect shall fall within different categories, then (i) if three Ratings are in effect, then either (x) if two of the three Ratings are in the same category, such category shall apply or (y) if all three of the Ratings are in different categories, then the category corresponding to the middle Rating shall apply and (ii) if only two Ratings are in effect or deemed to be in effect, the applicable category shall be the category in which the higher of the Ratings shall fall unless the Ratings differ by two or more categories, in which case the applicable category shall be the category one level below that corresponding to the higher Rating and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the third Business Day on which it is first announced by the Rating Agency making such change.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).  In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the Adjusted Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for US Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for US Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.

 For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

 For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15(b).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Broker Dealer Subsidiary” means any Subsidiary registered or regulated as a broker or dealer with or by the SEC, FINRA or any other applicable Governmental Authority, whether domestic or foreign.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are not open for business in New York City; provided that when used in connection with a Daily Simple SOFR Loan or a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Daily Simple SOFR Loans or Term SOFR Loans or in respect of such Loans referencing the Adjusted Daily Simple SOFR or the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the Closing Date, (ii) nominated by the board of directors of the Company or (iii) appointed or approved prior to their election by a majority of the directors referred to in the preceding clauses (i) and (ii).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.13.

“Closing Date” means the date on which the conditions set forth in Section 4.01 shall be satisfied or waived in accordance with Section 9.02, which date is acknowledged to be August 17, 2023.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan on the Closing Date, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender hereunder, as such commitment may be reduced pursuant to Section 2.09. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have acquired its Commitment, as applicable.  The aggregate amount of the Commitments on the Closing Date is US$1,300,000,000.  It is acknowledged and agreed that, in the case of any Existing Lender, the portion of its Commitment set forth under the caption “Cashless Rollover Amount” on Schedule 2.01 shall be funded solely by the conversion of the Existing Loans of such Existing Lender pursuant to Section 2.07(c), and only the portion, if any, of its Commitment set forth under the caption “Cash Funded Amount” on Schedule 2.01 shall be funded in the manner set forth in Section 2.07(a).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Company pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through an Electronic System.  For the avoidance of doubt, Communications shall not constitute notices to the Company under Section 9.01.

“Company” means Broadridge Financial Solutions, Inc., a Delaware corporation.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-recurring or extraordinary non-cash charges for such period, (v) all non-cash charges associated with employee compensation for such period and (vi) all losses associated with asset sales outside the ordinary course of business during such period, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) all extraordinary gains for such period and (ii) all gains associated with asset sales outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP.  In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated EBITDA shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (but excluding therefrom any portion thereof attributable to any noncontrolling interest in any Subsidiary); provided that there shall be excluded (a) the income of any Person (other than the Company or any Subsidiary) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary, except to the extent inclusion of such net income or loss of such Person is required for any calculation of Consolidated EBITDA on a pro forma basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party” means the Administrative Agent and each Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.  If by 5:00 p.m., New York City time, on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, examinership, court protection, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund the Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Dividing Person” has the meaning set forth in Section 1.07.

“Division” has the meaning set forth in Section 1.07.

“Documentation Agent” means BNP Paribas, TD Securities (USA) LLC and U.S. Bank National Association, in each case, in its capacity as documentation agent with respect to the credit facility established hereunder.

“Domestic Subsidiary” means a Subsidiary that is incorporated or organized in the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail,  Intralinks®, ClearPar®, DebtDomain, SyndTrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), any Defaulting Lender, the Company or any of its Subsidiaries or other Affiliates.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous or toxic materials or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Indebtedness that is convertible into any such Equity Interests shall not, prior to the conversion thereof, constitute an Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder..

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, a failure to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company under any Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net or overall gross income (or franchise, net worth and similar Taxes imposed in lieu thereof) by (i) the United States of America (including US federal backup withholding tax (as defined in Section 3406 of the Code)) or (ii) any other jurisdiction (x) as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction or (y) as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other applicable jurisdiction referred to in the preceding clause (a), (c) in the case of a Lender, any withholding Tax that is imposed by the United States of America on payments by the Company to such Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company under Section 2.20(b)) or designates a new lending office or, with respect to any interest in any Commitment acquired after such Lender becomes a party hereto (or any Loan made pursuant to such Commitment), on the date on which such interest in such Commitment was acquired by such Lender, except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office or acquisition of such interest in such Commitment (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 2.18(a), (d) any withholding Taxes attributable to a Lender’s failure to comply with Section 2.18(f) and (e) any withholding Taxes pursuant to FATCA.

“Existing Lender” means each Lender that is a Lender under, and as defined in, the Existing Term Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Loan” means each Loan under, and as defined in, the Existing Term Credit Agreement that is held by any Existing Lender under the Existing Term Credit Agreement immediately prior to the effectiveness of this Agreement. The aggregate principal amount of Existing Loans held by each Existing Lender is set forth on Schedule 2.01 under the caption “Cashless Rollover Amount”.

“Existing Term Credit Agreement” means the Term Credit Agreement dated as of March 27, 2021, among the Company, the lenders from time to time party thereto and JPMorgan, as administrative agent, as amended, supplemented or otherwise modified prior to the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and, in each case, any current or future regulation or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement (and related legislation, official rules or other administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that such rate shall in no event be less than 0.00%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or any assistant treasurer (or the functional equivalent) of such Person.

“FINRA” means the Financial Industry Regulatory Authority.

“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis, as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” means (a) the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and (b) with regard to any Broker Dealer Subsidiary, any self-regulatory organization or body with supervisory, regulatory or other authority over such Broker Dealer Subsidiary.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Company)).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person or any of its Subsidiaries and (iii) any purchase price adjustment or earnout obligation incurred in connection with any Acquisition (in the case  of this clause (iii) until such obligation (A) becomes fixed and determined and (B) has not been paid within 30 days after becoming due and payable)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning set forth in Section 9.12(a).

“Interest Election Request” means a request by or on behalf of the Company to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.15), each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or, if there is no such corresponding day in such month, then the last day of such month).

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, if agreed upon by all of the Lenders participating in such Borrowing, any other period thereafter), as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.15(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, each Documentation Agent and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Leverage Ratio” means, as of the last day of any Test Period, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for such Test Period; provided that, for purposes of determining Total Indebtedness, at any time after the definitive agreement for any Material Specified Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Specified Acquisition shall, unless such Material Specified Acquisition shall have been consummated, be disregarded.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating lease) relating to such asset.

“Loan Documents” means this Agreement and, except for purposes of Section 9.02(b), each promissory note delivered pursuant to this Agreement.

“Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.

“Mandatory Restrictions” has the meaning set forth in Section 1.08.

“Material Acquisition” means any Acquisition that involves the payment of consideration (including the assumption of Indebtedness) by the Company and its Subsidiaries in excess of US$500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, by the Company or any of its Subsidiaries of all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company and its Subsidiaries or of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration (including the assumption of Indebtedness by the purchaser or transferee) therefor exceeds US$150,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$150,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Specified Acquisition” means any Acquisition if (a) the sum of the aggregate principal amount of Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, such Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Persons or assets to be acquired) and the aggregate principal amount of any Indebtedness of the Persons to be acquired in, or to be assumed by the Company or a Subsidiary in connection with, such Acquisition that remains outstanding after giving effect to such Acquisition is US$200,000,000 or more and (b) on a pro forma basis, giving effect to such Acquisition and the related transactions and all incurrences and repayments of Indebtedness in connection therewith, the Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to the consummation of such Acquisition, would increase compared to the Leverage Ratio as of such day but without giving pro forma effect thereto.

“Material Subsidiary” means (a) any Subsidiary that directly or indirectly owns any Equity Interest in or Controls any Material Subsidiary, (b) any Material Broker Dealer Subsidiary (as defined below) and (c) any other Subsidiary (i) the revenues of which for the most recent Test Period were greater than 5.0% of the Company’s total consolidated revenues for such period or (ii) the assets of which as of the end of the most recent Test Period were greater than 5.0% of the Company’s total consolidated assets as of such date; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Material Subsidiaries for or as of the end of any Test Period exceeds 10% of the Company’s consolidated total revenues for such period or 10% of the Company’s consolidated total assets as of the end of such period, then one or more of such Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their total revenues or total assets, as the case may be, until such excess shall have been eliminated.  For the purposes of this definition, (A) “Material Broker Dealer Subsidiary” means any Broker Dealer Subsidiary (1) the revenues of which for the most recent Test Period were greater than 1.0% of the Company’s total consolidated revenues for such period or (2) the assets of which as of the end of the most recent Test Period were greater than 1.0% of the Company’s total consolidated assets as of such date, and (B) revenues and assets of any Subsidiary of the Company which are recorded in a foreign currency in the Company’s financial statements shall be converted into US Dollars using the exchange rates used in preparation of the Company’s most recent financial statements delivered pursuant to Section 5.01 (or, prior to the first such delivery, the Company’s financial statements as of and for the fiscal quarter ended June 30, 2023) or, if no applicable exchange rate was used in such financial statements, at a rate determined in accordance with GAAP.

“Maturity Date” means the date which is the third anniversary of the Closing Date; provided that if such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning the Company, any Subsidiary or any of their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act.  For purposes of this definition, “material information” means information concerning the Company, any Subsidiary or any of their respective securities that could reasonably be expected to be material with respect to the Company and its Subsidiaries, taken as a whole, or their respective securities for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, waiver or other modification of any Loan Documents that cannot become effective without the consent of such Lender under Section 9.02, and that has been consented to by the Required Lenders.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that the NYFRB Rate shall in no event be less than 0.00%.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Taxes (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future recording, stamp, court, documentary, filing, intangible or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, participation or change in lending office (other than an assignment under Section 2.20(b) or a change in lending office under Section 2.20(a)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that such rate shall in no event be less than 0.00%.

“Participant” has the meaning set forth in Section 9.04(g).

“Participant Register” has the meaning set forth in Section 9.04(g).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning set forth in Article VIII.

“Payment Notice” has the meaning set forth in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for Taxes, assessments or other governmental charges or levies (other than any Lien arising under ERISA or other laws to secure retirement or other benefits) that are not yet due or are being contested in compliance with Section 5.04;

(b)  landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(c)  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)  deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)   judgment liens; and

(f)  easements, zoning restrictions, rights-of-way, minor defects or other irregularities in title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure obligations that are substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating Agencies” means Moody’s, S&P and Fitch.

“Ratings” means the ratings from time to time established by the Rating Agencies for the Index Debt.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (b) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(e).

“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders having Loans and Commitments representing more than 50% of aggregate principal amount of all the Loans outstanding and all the Commitments in effect at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the chief executive officer, chief operating officer, chief financial officer, general counsel or the treasurer or controller (or any equivalent of the foregoing officers) of the Company.

“Restricted Lender” has the meaning set forth in Section 1.08.

“Revolver Borrowing Subsidiary” means, at any time, each Subsidiary that is a Borrowing Subsidiary under, and as defined in, the Revolving Credit Agreement at such time.

“Revolving Credit Agreement” means the Amended and Restated Credit Agreement dated as of March 18, 2019, among the Company, the borrowing subsidiaries party thereto from time to time, the lenders from time to time party thereto and JPMorgan, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country, region or territory that is at such time itself the subject or target of any Sanctions (at the date of this Agreement, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is the subject of Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country with which or whom dealings are prohibited for any party hereto or (c) any Person 50% or more owned by any such Person or Persons with which or whom dealings are prohibited for any party hereto.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Exchange Act of 1933, as amended.

“SIPC” means the Securities Investor Protection Corporation.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Provision” has the meaning set forth in Section 1.08.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Syndication Agents” means Bank of America, N.A. and Wells Fargo Bank, National Association, in their capacities as syndication agents with respect to the credit facility established hereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, assessments, or similar deductions, withholdings, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the period of four consecutive fiscal quarters of the Company ended on June 30, 2023).

“Total Indebtedness” means, at any date, the sum of the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

“Transactions” means (a) the execution, delivery and performance by the Company of the Loan Documents and the borrowing of Loans hereunder and (b) the payment of the fees and expenses related to each of the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Alternate Base Rate or, if applicable pursuant to Section 2.15, the Adjusted Daily Simple SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Tax Certificate” has the meaning set forth in Section 2.18(f)(ii)(D).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Company and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04.  Accounting Terms; GAAP; Pro Forma Computations.  (a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith and, following the delivery of any such notice, the Company, the Administrative Agent and the Lenders will negotiate in good faith to amend this Agreement to eliminate the effect of any such change, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04(a), 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825‑10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Company or any of its Subsidiaries at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842 or any similar, successor or substitute accounting standard or codification), to the extent such change would require the recognition of right-of-use assets and lease liabilities that would not have been required to be classified as a capital lease under GAAP as in effect immediately prior to the adoption thereof.  For purposes hereof, the value of any preferred stock or other preferred equity interests in any Subsidiary shall be, as of any date of determination, the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption or repurchase thereof and (ii) the maximum liquidation preference of such preferred stock or other preferred equity interests.

(b)  All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall reflect on a pro forma basis such event as if it occurred on the first day of the relevant period and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of for such relevant period and any related incurrence or reduction of Indebtedness for such relevant period, all in accordance with Article 11 of Regulation S-X under the Securities Act as in effect prior to January 1, 2021. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

SECTION 1.05.  Currency Translation.  For purposes of any determination under Article VI (other than Section 6.07) or Article VII and the definitions employed therein, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination (as reasonably determined by the Company).  For purposes of Section 6.07, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s most recent annual and quarterly financial statements.

SECTION 1.06.  Interest Rates; Benchmark Notification.  The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.15(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”): (a) if any asset, right, obligation or liability of any Person (the “Dividing Person”) becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08.  Blocking Regulation.  In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), as amended, or any similar blocking or anti-boycott law in Germany (including, in the case of Germany, section 7 foreign trade rules (Auβenwirtschaftsverordnung – AWV) in connection with section 4 paragraph 1 foreign trade law (Auβenwirtschaftsgesetz – AWG)) or in the United Kingdom (the “Mandatory Restrictions”).  In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and Loans of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

SECTION 1.09.  Most Favored Nation Provision.  In the event the Revolving Credit Agreement shall contain (a) any negative or financial covenant or any event of default that is either more restrictive (or more favorable to the lenders thereunder) than the corresponding negative or financial covenant or event of default set forth in this Agreement or is not comparable to any negative or financial covenant or event of default set forth in this Agreement or (b) any requirement that any Subsidiary of the Company guarantee any obligations of the Company under the Revolving Credit Agreement, then, in each case, this Agreement shall automatically be deemed to have been amended to incorporate such restrictive or financial covenant or event of default or such requirement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person. The Company shall give prompt written notice to the Administrative Agent of the effectiveness of any such automatic amendment to this Agreement, providing to the Administrative Agent true and complete copies of the Revolving Credit Agreement, and shall execute any and all further documents and agreements, including amendments hereto, and take (and, if applicable, cause its Subsidiaries to take) all such further actions, as shall be reasonably requested by the Administrative Agent to evidence such automatic amendment. Failure by the Company or any Subsidiary to observe or perform any such incorporated negative or financial covenant described in clause (a) above shall constitute an Event of Default under clause (d) of Article VII. Failure by the Company or any Subsidiary to observe any such incorporated requirement described in clause (b) above shall, after giving effect to any applicable grace periods, constitute an Event of Default under clause (e) of Article VII.

ARTICLE II

 The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein (including, in the case of any Existing Lender, Section 2.07(c)), each Lender agrees to make a Loan to the Company, denominated in US Dollars, on the Closing Date in a principal amount not exceeding its Commitment.  Amounts repaid or prepaid in respect of any Loan may not be reborrowed.

SECTION 2.02.  Loans and Borrowings.  (a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.15, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans or, if applicable pursuant to Section 2.15, Daily Simple SOFR Loans, in each case, as the Company may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Term SOFR Borrowing, and at the time that each ABR Borrowing or Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000; provided that a Term SOFR Borrowing that results from a continuation or conversion of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Term SOFR Borrowings and Daily Simple SOFR Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to convert any Borrowing to or to continue any Borrowing as, a Term SOFR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a borrowing of Loans, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Borrowing Request signed by a Responsible Officer of the Company (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days prior to the date of the Closing Date (or, in the case of a Term SOFR Borrowing requested to be made on the Closing Date, such later time as shall be reasonably acceptable to the Administrative Agent), (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Closing Date or (c) if applicable pursuant to Section 2.15, in the case of a Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days prior to the Closing Date. Each Borrowing Request shall be irrevocable.  Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the principal amount of such Borrowing;

(ii)   the date of such Borrowing, which shall be a Business Day;

(iii)  whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.15, a Daily Simple SOFR Borrowing;

(iv)  in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)  the location and number of the Company’s account (or such other account as shall be reasonably satisfactory to the Administrative Agent) to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  [Reserved.]

SECTION 2.05.  [Reserved.]

SECTION 2.06.  [Reserved.]

SECTION 2.07.  Funding of Borrowings.  (a) Subject to Section 2.07(c), each Lender shall make each Loan to be made by such Lender hereunder on the Closing Date by wire transfer of immediately available funds in US Dollars (i) in the case of an ABR Borrowing, by 1:00 p.m., New York City time and (ii) in the case of a Term SOFR Borrowing, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Company by promptly remitting the amounts so received, in like funds, to such account as shall be designated in the Borrowing Request.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Company, the interest rate applicable to such Borrowing. If the Company and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)  The parties hereto hereby agree that each Existing Loan of each Existing Lender shall, on the Closing Date, automatically convert into, and shall be deemed to be, a Loan outstanding under this Agreement in a principal amount equal to the principal amount of such Existing Loan as of immediately prior to the effectiveness of this Agreement. From and after the Closing Date, such converted Existing Loan shall be evidenced and governed by this Agreement and the other Loan Documents. Upon the conversion of each Existing Loan of any Existing Lender, such Existing Lender shall be deemed to have satisfied its funding obligations under Section 5.01(a) solely with respect to the aggregate principal amount of such Existing Loan and the corresponding amount of its Commitment.

SECTION 2.08.  Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  To make an election pursuant to this Section, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Interest Election Request signed by a Responsible Officer of the Company by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable. Notwithstanding any other provision of this Section, the Company shall not be permitted to elect an Interest Period for Term SOFR Loans that does not comply with Section 2.02(d).

(c)  Each Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (b) of this Section:

(i)   the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.15, a Daily Simple SOFR Borrowing; and

(iv)  if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Company fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company (provided that no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to the Company), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall, at the end of the Interest Period applicable thereto, be converted to an ABR Borrowing.

SECTION 2.09.  Termination of Commitments.  The Commitment of each Lender shall automatically terminate on the earlier of (a) immediately after the making of the Loan by such Lender on the Closing Date and (b) 5:00 p.m., New York City time, on the date of this Agreement.

SECTION 2.10.  [Reserved.]

SECTION 2.11.  Repayment of Loans; Evidence of Debt.  (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made by such Lender on the Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.

(e)  Any Lender may request that the Loans made by it be evidenced by a promissory note.  In such event, the Company shall prepare, execute and deliver to such Lender such a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.12.  Prepayment of Loans.  (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.17), subject to the requirements of this Section.

(b)  The Company shall notify the Administrative Agent by email of any prepayment hereunder (i) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three Business Days prior to the date of prepayment, (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or (iii) in the case of Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days prior to the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, issuance of debt or equity securities, or the occurrence of any event specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest on the amounts prepaid.

SECTION 2.13.  Fees.

(a)  The Company agrees to pay to the Administrative Agent, each Arranger and each Lender, for their respective accounts, fees payable in the amounts and at the times separately agreed upon between the Company, the Administrative Agent, such Arranger or such Lender, as applicable.

(b)  The Company agrees to pay to the Administrative Agent, for the account of the Lenders, on the Closing Date upfront fees in the amounts separately agreed upon by the Company and the Arrangers.

(c)  All fees payable hereunder shall be paid in US Dollars on the dates due, in immediately available funds, to the Persons entitled thereto or, in the case of upfront fees payable to the Lenders, to the Administrative Agent for distribution to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.14.  Interest.  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  The Loans comprising each Daily Simple SOFR Borrowing, if applicable pursuant to Section 2.15, shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d)  [Reserved.]

(e)  [Reserved.]

(f)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any interest on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the highest rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date applicable to such Loan; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted Term SOFR or, if applicable pursuant to Section 2.15, Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.15.  Alternate Rate of Interest.  (a) Subject to Section 2.15(b), if:

(i)  the Administrative Agent determines (which determination shall be made in good faith and conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii)  the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing for such Interest Period and any Borrowing Request that requests a Term SOFR Borrowing for such Interest Period shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above.  Furthermore, if any Term SOFR Loan for such Interest Period or Daily Simple SOFR Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.15(a) with respect to the Adjusted Term SOFR or Adjusted Daily Simple SOFR, as the case may be, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Term SOFR Loan for such Interest Period shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above and (B) any Daily Simple SOFR Loan shall, on such date, convert to, and shall constitute, an ABR Loan.

(b)  (i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)  Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)  The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.

(iv)  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)  Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing for so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event.  Furthermore, if any Term SOFR Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.15, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.16.  Increased Costs.  (a) If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)  impose on any Lender or the applicable offshore interbank market any other condition (other than with respect to Taxes) affecting this Agreement or Loans made by any Lender; or

(iii) subject any Lender to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.

(b)  If any Lender determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)  A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error; provided that a Lender shall only be required to include reasonable details in such certificate and shall not be required to include any information that such Lender is not legally allowed to disclose. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)  Notwithstanding the foregoing provisions of this Section, no Lender shall demand compensation for any increased cost or reduction in rate of return if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation under this Agreement or any other credit agreement in any given case).

SECTION 2.17.  Break Funding Payments.  In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (b) the conversion or continuation of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked under Section 2.12(b)) or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20(b), the Company shall compensate each requesting Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.18.  Taxes.  (a) All payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without withholding for any Taxes, unless such withholding is required by law.  If the applicable Withholding Agent determines, in its good-faith discretion, that it is so required to withhold Taxes, then such Withholding Agent shall be entitled to so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding of Indemnified Taxes (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent or the applicable Lender or other recipient, as the case may be, receives the amount it would have received had no such withholding been made.

(b)  In addition, the Company shall pay any Other Tax to the relevant Governmental Authority in accordance with applicable law.

(c)  The Company shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section), and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company and setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by the Administrative Agent or such Lender to determine the amount to be paid by the Company to the Administrative Agent or such Lender shall be conclusive absent demonstrable error.

(d)  Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)  As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)  Status of Lenders.  (i) Any Lender that is entitled to an exemption from, or reduction of, any withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement, and at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including US Federal backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in this Section, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through (F) or 2.18(f)(iii)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any documentation previously delivered pursuant to this Section 2.18(f). If any documentation previously delivered pursuant to this Section 2.18(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the documentation if it is legally eligible to do so.

(ii)  Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)  in the case of a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code, IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding Tax;

(B)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party, IRS Form W‑8BEN or IRS Form W-8BEN-E, as applicable (or a successor thereto) establishing an exemption from, or reduction of, US federal withholding Tax pursuant to such treaty;

(C)  in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a successor thereto) and (2) a certificate substantially in the form of Exhibit E-1 (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payment made under any Loan Document is effectively connected with such Lender’s conduct of a U.S. trade or business;

(E)  in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself, (2) a US Tax Certificate substantially in the form of Exhibit E-2 or Exhibit E-3 and (3) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if the Lender is a partnership (and not a participating Lender) and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate substantially in the form of Exhibit E-4 on behalf of such partners; or

(F)  to the extent any Lender is legally eligible to do so, any other form reasonably requested by the Company or the Administrative Agent that is prescribed by law as a basis for claiming exemption from, or a reduction of, US federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent, as applicable, to determine the amount of Tax (if any) required by law to be withheld.

(iii)  If a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)  Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.18(f).

(g)  On or prior to the date on which it becomes a party to this Agreement, (i) the Administrative Agent, and any successor Administrative Agent, that is a US Person shall provide to the Company IRS Form W-9 and (ii) any successor Administrative Agent that is not a US Person shall deliver to the Company IRS Form W-8ECI with respect to payments to be received under the Loan Documents for its own account and two duly completed original signed copies of IRS Form W-8IMY assuming primary responsibility for withholding under Chapters 3 and 4 of the Code with respect to payments to be received under the Loan Documents for the account of Lenders. Whenever a lapse in time or change in circumstance renders any such documentation expired, obsolete or inaccurate in any respect, the Administrative Agent shall deliver promptly to the Company updated or other appropriate documentation or promptly notify the Company of its legal ineligibility to do so.

(h)  If a Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 2.18 (for the avoidance of doubt, whether such refund is received in cash or is applied as a payment of other Taxes payable), it shall timely pay over the amount of such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund) to the Company, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent, as the case may be, in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.  This paragraph (h) shall not be construed to require any Lender or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Company or any other Person.

SECTION 2.19.   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without any set-off, deduction or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent, to such account as the Administrative Agent shall from time to time specify in a notice delivered to the Company, except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under the other Loan Documents shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as it may be amended from time to time), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged.

SECTION 2.20.   Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.16, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)  If (i) any Lender requests compensation under Section 2.16, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender becomes a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payment pursuant to Section 2.16 or 2.18) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result (or is reasonably expected to result) in a material reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the Company to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.21.  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Commitments and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

In the event that the Administrative Agent and the Company agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall take such actions as the Administrative Agent may determine to be appropriate in connection with such Lender ceasing to be a Defaulting Lender, whereupon such Lender will cease to be a Defaulting Lender (but all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Lender or the Company may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders on the Closing Date that:

SECTION 3.01.   Organization; Powers.  The Company and each Subsidiary is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.   Authorization; Enforceability.  The Transactions to be entered into by the Company are within the Company’s corporate powers and have been duly authorized by all necessary corporate and, if required, equity-holder action on behalf of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.   Governmental Approvals; No Conflicts.  The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other material action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or any order of any Governmental Authority in any material respect, (c) will not violate the charter, by-laws or other organizational documents of the Company, (d) will not violate or result in a default under any indenture, agreement (including the Revolving Credit Agreement) or other instrument binding upon the Company or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except, in the case of clause (d) or (e), where such violation, default, rise of a right, creation or imposition, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows as of and for its fiscal year ended June 30, 2023, and the related notes, reported on by Deloitte & Touche LLP, independent registered public accounting firm.  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)  Since June 30, 2023, there has been no material adverse change, or event or condition that could reasonably be expected to result in a material adverse change, in the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05.  Properties.  (a) The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)  Each of the Company and the Subsidiaries owns or is licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.  Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company and the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07.   Compliance with Laws and Agreements.  (a) The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including, with regard to any Broker Dealer Subsidiary, all rules and regulations of the SEC, FINRA and SIPC applicable to it or its property) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

(b)  Each Broker Dealer Subsidiary is (i) duly registered as a broker or dealer with the SEC, (ii) a member in good standing of FINRA and the securities exchanges and securities clearing corporations in which its membership is required for the conduct of its business and (iii) duly registered, licensed or qualified as a broker or dealer under the applicable laws and regulations of each jurisdiction in which such registration, license or qualification is required for the conduct of its business, except, in the case of this clause (iii), where the failure to be so registered, licensed or qualified could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.   Federal Reserve Regulations.  (a) Neither the Company nor any Subsidiary (other than any Broker Dealer Subsidiary) is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U).

(b)  No part of the proceeds of any Loan has been or will be used by the Company or any Subsidiary (other than any Broker Dealer Subsidiary), whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (within the meaning of Regulation U) or to refinance Indebtedness originally incurred for such purpose.  No part of the proceeds of any Loan has been or will be used by the Company or any Subsidiary in any manner or for any purpose that has resulted or will result in a violation of Regulation T, Regulation U or Regulation X.

(c)  Each Broker Dealer Subsidiary is an “exempted borrower” within the meaning of Regulation U.

SECTION 3.09.  Anti-Corruption Laws and Sanctions.  The Company maintains in effect policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, its and their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of the proceeds of any Borrowing will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions. This Section 3.09 shall not be interpreted or applied in relation to the Company or any of its Subsidiaries, or the directors or officers of the foregoing, to the extent that the representations made violate or expose any such party to any liability under the Mandatory Restrictions.

SECTION 3.10.   Investment Company Status.  The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.11.   Taxes.  The Company and the Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed (taking into account valid extensions) and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12.   ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$50,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$75,000,000 the fair market value of the assets of all such Plans.

SECTION 3.13.  Disclosure.  None of the reports, financial statements, certificates or other information (excluding any projections and other forward-looking information and information of a general economic or industry nature) furnished by the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented from time to time by other information so furnished) contained, at the time when furnished and taken as a whole, any material misstatement of fact or omitted, at the time when furnished and taken as a whole, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  All projections and other forward looking information contained in any of the reports, financial statements, certificates or other information furnished by the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented from time to time by other information so furnished) have been prepared by the Company in good faith based upon assumptions that were reasonable at the time made and at the time such projections and other information were furnished.

ARTICLE IV

Conditions

SECTION 4.01.   Closing Date.  This Agreement shall become effective on the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received (i) from each party hereto (including Lenders constituting at least the Required Lenders under and as defined in the Existing Term Credit Agreement) a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) and (ii) from the Company, a Borrowing Request as required by Section 2.03.

(b)  The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of White & Case LLP, counsel for the Company, in form and substance reasonably satisfactory to the Administrative Agent.  The Company hereby requests such counsel to deliver such opinion.

(c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Company, certifying that, as of the Closing Date and immediately after giving effect to the Transactions that are to occur on such date, (i) the representations and warranties of the Company set forth in the Loan Documents are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects and (ii) no Default has occurred and is continuing.

(e)  The Administrative Agent and each Arranger, for their respective accounts or, in the case of the Administrative Agent with respect to fees payable to the Lenders, for the account of the Lenders, shall have received all fees and other amounts due and payable on or prior to the Closing Date pursuant to this Agreement or the fee letters entered into by the Company in connection herewith, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company in connection with this Agreement and the Transactions.

(f)  The principal, interest and other amounts outstanding or accrued under the Existing Term Credit Agreement (other than the principal amount of the Existing Loans that are converted into Loans pursuant to Section 2.07(c) hereof) shall have been, or substantially concurrently with the occurrence of the Closing Date shall be, paid in full by the Company (with each Existing Lender hereby agreeing that, notwithstanding any requirement in the Existing Term Credit Agreement to deliver advance notice of prepayment of loans outstanding thereunder, any notice of prepayment in respect of the payment required under this clause (f) may be delivered on the Closing Date). Notwithstanding anything to the contrary herein or in the Existing Term Credit Agreement, each Existing Lender hereby waives any right to receive payments pursuant to Section 2.17 of the Existing Term Credit Agreement in connection with the conversion of the Existing Loans pursuant to Section 2.07(c) hereof.

(g)  To the extent requested 5 Business Days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than any indemnification or other contingent obligations that are not yet due or payable) have been paid in full, the Company covenants and agrees with the Lenders that:

SECTION 5.01.   Financial Statements and Other Information.  The Company will furnish to the Administrative Agent:

(a)  within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related consolidated statements of earnings, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)  within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its condensed consolidated balance sheet and related condensed consolidated statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of the Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be (other than (i) registration statements on Form S-8, (ii) filings under Sections 16(a) or 13(d) of the Exchange Act, (iii) routine filings related to employee benefit plans, (iv) filings made by any Broker Dealer Subsidiary in the ordinary course of business and (v) any other reports, statements or filings made by any Broker Dealer Subsidiary that are not, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole);

(e)  promptly, but not later than five Business Days after the publication of any change by Moody’s, S&P or Fitch in its Rating, notice of such change; and

(f)  promptly following any request therefor, (i) any documentation or other information that the Administrative Agent or any Lender requests that is required in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and (ii) such other information regarding the operations, business affairs and financial condition of the Company or any of the Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that, in the case of clause (ii), the Company and the Subsidiaries shall not be required to provide any information or documents that are subject to confidentiality provisions prohibiting such disclosure).

Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Company posts such information on the Company’s website on the Internet at www.broadridge.com or when such information is publicly posted on the SEC’s website at www.sec.gov or is posted on an Electronic System.  Notices required to be delivered pursuant to clause (e) of this Section shall be deemed to have been delivered on the date on which the Company publicly posts such information on the Internet at the website www.broadridge.com or when the publication is first made available by means of Moody’s, S&P’s or Fitch (as the case may be) Internet subscription service.  The Administrative Agent shall promptly make available to each Lender a copy of any certificate delivered pursuant to clause (c) of this Section by posting such certificate on an Electronic System.

SECTION 5.02.  Notices of Material Events.  The Company will furnish to the Administrative Agent (which will post such notice to an Electronic System) written notice of any of the following events promptly (and in any case within five Business Days) upon any such event becoming known to any Responsible Officer of the Company:

(a)  the occurrence of any Default;

(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)  (i) the involuntary revocation, suspension or other termination of any license, permit or registration of any Broker Dealer Subsidiary by the SEC or FINRA, (ii) the involuntary revocation, suspension or other termination of any license, permit or registration of any Broker Dealer Subsidiary by any Governmental Authority other than the SEC or FINRA, if such revocation, suspension or termination results in, or could reasonably be expected to result in, a Material Adverse Effect, or (iii) the application or receipt by the SIPC for a protective decree or other restrictive order regarding any Broker Dealer Subsidiary; and

(d)  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section (which, in the case of any notice pursuant to clause (a) above, shall expressly state that such notice is a notice of Default) shall be accompanied by a statement of a Financial Officer or Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.   Existence; Conduct of Business.  The Company will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (except with regard to any Broker Dealer Subsidiary) the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, amalgamation, Division, liquidation or dissolution permitted under Section 6.04.

SECTION 5.04.   Payment of Taxes.  The Company will, and will cause each Subsidiary to, pay its Tax liabilities, to the extent the failure to pay such liabilities could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

SECTION 5.05.   Maintenance of Properties.  The Company will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.   Books and Records; Inspection Rights.  The Company will, and will cause each Material Subsidiary (other than any Broker Dealer Subsidiary) to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at mutually agreeable times (no more than once per fiscal year of the Company, unless an Event of Default has occurred and is continuing) and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from those portions of its books and records relating to financial condition, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Company is present, independent accountants (in each case subject to the Company’s or such Material Subsidiary’s obligations under applicable law or confidentiality arrangements).

SECTION 5.07.  Compliance with Laws.  The Company will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and Environmental Laws applicable to it or its property), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, the Subsidiaries and the respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds.  (a) The Company will cause the proceeds of the Loans to be used solely (i) to make the payments required to be made pursuant to Section 4.01(f) and (ii) to the extent of any remaining amount thereof, for general corporate purposes of the Company and its Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, by the Company or any Subsidiary (A) to purchase or carry Margin Stock (as defined in Regulation U) or to refinance Indebtedness originally incurred for such purpose or (B) in any manner or for any purpose that will result in a violation of Regulation U, Regulation X or Regulation T.

(b)  The Company will not request any Borrowing, and the Company shall not, directly or, to the knowledge of the Company, indirectly, use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents shall not, directly or, to the knowledge of the Company, indirectly, use, the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.08(b) shall not be interpreted or applied in relation to the Company or any of its Subsidiaries, or the directors or officers of the foregoing, to the extent that the representations made violate or expose any such party to any liability under the Mandatory Restrictions.

SECTION 5.09.  Margin Stock.  The Company will ensure that at the time each Loan is made and after giving effect to the use of proceeds thereof, no more than 25% of the value of the assets of either the Company or the Company and the Subsidiaries taken as a whole subject to the restrictions of Section 6.01 or 6.04 shall be represented by Margin Stock (within the meaning of Regulation U).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than any indemnification or other contingent obligations that are not yet due or payable) have been paid in full, the Company covenants and agrees with the Lenders as follows:

SECTION 6.01.   Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights therein, except:

(a)  (i) Permitted Encumbrances and (ii) Liens created under the Loan Documents;

(b)  any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only the obligations it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)  any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary (other than as a result of a Division where the Dividing Person is the Company or a Subsidiary) (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (ii) such Lien shall not apply to any other property or assets of any of the Company or any Subsidiary and (iii) such Lien shall secure only the obligations it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)  Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (including, without limitation, Liens securing Capital Lease Obligations); provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary and (iv) such Lien shall secure only the obligations it secures on the date of such incurrence and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided, further, that individual financings of assets otherwise permitted to be secured hereunder provided by one Person (or its Affiliates) may be cross collateralized to other financings of assets provided by such Person (or its Affiliates) on customary terms;

(e)  Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company and the Subsidiaries in the ordinary course of business;

(f)  Liens arising from any interest or title of a lessor or sublessor under any lease or sublease not prohibited by Section 6.03 entered into by the Company or any Subsidiary as lessee;

(g)  Liens arising from precautionary UCC financing statements filed in connection with leases;

(h)  Liens in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off);

(i)  Liens on cash earnest money deposits made in connection with letters of intent or purchase agreements;

(j)  Liens arising on intellectual property in connection with the grant by the owner of such intellectual property of non-exclusive licenses in the ordinary course;

(k)  Liens of any securities intermediary arising as a matter of law on securities or other assets held by such securities intermediary;

(l)  Liens on assets of any Broker Dealer Subsidiary created or otherwise arising in the ordinary course of its business;

(m)   liens in favor of only the Company or one or more Subsidiaries granted by the Company or a Subsidiary to secure any obligations owed to the Company or a Subsidiary; and

(n)  other Liens not expressly permitted by clauses (a) through (m) above; provided that the sum of (i) the aggregate principal amount of the outstanding obligations secured by Liens permitted under this clause (n), (ii) without duplication of the foregoing clause (i), the aggregate principal amount of Indebtedness and the aggregate value of preferred stock or other preferred equity interests permitted by Section 6.02(n) and (iii) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of (y) US$200,000,000 and (z) 18% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of incurrence of any such Lien.

Notwithstanding the foregoing provisions of this Section, to the extent that more than 25% of the value of the assets of the Company, or of the Company and the Subsidiaries taken as a whole, that are subject to the restrictions of this Section is at any time represented by Margin Stock (within the meaning of Regulation U), the Company and the Subsidiaries shall be free to sell, pledge or otherwise dispose of such excess Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section).

SECTION 6.02.   Subsidiary Indebtedness.  The Company will not permit any Subsidiary to incur any Indebtedness or to issue any preferred stock or other preferred equity securities except:

(a)  Indebtedness of Subsidiaries under the Loan Documents, whether as a result of the operation of 1.09 or otherwise, and Indebtedness of the Revolver Borrowing Subsidiaries under the Revolving Credit Agreement;

(b)  Indebtedness, preferred stock or other preferred equity securities existing on the date hereof and set forth on Schedule 6.02, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c)  Indebtedness, preferred stock or preferred equity securities of any Person becoming a Subsidiary (other than as a result of a Division where the Dividing Person is the Company or a Subsidiary) (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof existing at the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that such Indebtedness, preferred stock or preferred equity securities is not incurred or issued, as applicable, in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation);

(d)  Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(e)  Indebtedness of any Subsidiary to the Company or any other Subsidiary, and preferred stock or other preferred equity securities of any Subsidiary held by the Company or any other Subsidiary;

(f)  Guarantees by any Subsidiary of Indebtedness of any other Subsidiary; provided such Indebtedness of any other Subsidiary so guaranteed is permitted under clauses (d), (e) or (n) of this Section;

(g)  Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed US$125,000,000 (or with respect to any other currency, the US Dollar equivalent thereof);

(h)  Indebtedness deemed to arise from the payment of insurance premiums on an installment basis in the ordinary course of business;

(i)  Indebtedness incurred in connection with Hedging Agreements entered into for non-speculative purposes;

(j)  Indebtedness under any overdraft facilities entered into in the ordinary course of business;

(k)  Indebtedness in respect of workers’ compensation claims, and bid, performance or surety bonds;

(l)   Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course;

(m) Indebtedness incurred by any Broker Dealer Subsidiary in the ordinary course of its business; and

(n)  other Indebtedness, preferred stock or other preferred equity interests not expressly permitted by clauses (a) through (m) above; provided that the sum of (i) the aggregate principal amount of Indebtedness and the aggregate value of preferred stock or other preferred equity interests permitted under this clause (n), (ii) without duplication of the foregoing clause (i), the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(n) and (iii) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of (y) US$200,000,000 and (z) 18% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of incurrence of any such Indebtedness.

SECTION 6.03.   Sale and Leaseback Transactions.  The Company will not, and will not permit any of the Subsidiaries to, enter into or be a party to any Sale and Leaseback Transaction except:

(a)  Sale and Leaseback Transactions to which the Company or any Subsidiary is a party as of the date hereof; and

(b)  other Sale and Leaseback Transactions not expressly permitted by clause (a) above; provided that the sum of (i) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(n) and (iii) without duplication of the foregoing clause (ii), the aggregate principal amount of Indebtedness and the aggregate value of preferred stock or other preferred equity interests permitted by Section 6.02(n) shall not at any time exceed the greater of (y) US$200,000,000 and (z) 18% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of the entry into any such Sale and Leaseback Transaction.

SECTION 6.04.   Fundamental Changes.  (a) The Company will not, and will not permit any Subsidiary to, (i) merge into or consolidate or amalgamate with any other Person, (ii) permit any other Person to merge into or consolidate or amalgamate with it, (iii) liquidate or dissolve or (iv) sell, transfer, lease or otherwise dispose of, directly or through any merger, consolidation or amalgamation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all of the assets of the Company and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Person may merge into the Company in a transaction in which the Company is the surviving Person, (B) any Subsidiary may (x) merge, consolidate or amalgamate with or into any Person in a transaction in which the surviving Person is a Subsidiary or, if the surviving Person is not a Subsidiary, if such transaction is otherwise permitted hereunder or (y) sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (C) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.  Notwithstanding the foregoing provisions of this paragraph (a), to the extent that more than 25% of the value of the assets of the Company, or of the Company and the Subsidiaries taken as a whole, that are subject to the restrictions of this paragraph is at any time represented by Margin Stock (within the meaning of Regulation U), the Company shall be free to sell, transfer, lease or otherwise dispose of such excess Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this paragraph).

(b)  The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related or ancillary thereto.

SECTION 6.05.   Restrictive Agreements.  The Company will not, and will not permit any Material Subsidiary to, enter into any agreement that restricts the ability of any Material Subsidiary to pay dividends or other distributions to the Company or other Subsidiaries or to make or repay loans or advances to the Company or other Subsidiaries; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, or, with respect to any Broker Dealer Subsidiary, otherwise required or requested by any Governmental Authority, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.05 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition), (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale to the extent that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder or (d) any agreements governing purchase money Indebtedness or Capital Lease Obligations, provided that such restrictions relate to only the assets financed with such Indebtedness.

SECTION 6.06.   Transactions with Affiliates.  The Company will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and the Subsidiaries, or between or among Subsidiaries, in each case not involving any other Affiliate, (c) the declaration and payment of dividends with respect to its Equity Interests, (d) the making of grants or payments pursuant to and in accordance with equity award, bonus or incentive plans or other benefit plans for management, directors or employees of the Company and the Subsidiaries, (e) the transactions set forth on Schedule 6.06 and (f) employment agreements, officer and director indemnification agreements, confidentiality agreements, non-compete agreements and similar arrangements entered into by the Company or any of the Subsidiaries with its officers, directors and employees.

SECTION 6.07.   Leverage Ratio.  The Company will not permit the Leverage Ratio as of the last day of any Test Period ending after the Closing Date to exceed 3.50 to 1.00; provided that, subject to the final sentence of this Section, following the completion of any Material Specified Acquisition, if the Company shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion, such maximum permitted Leverage Ratio shall be increased to 4.00 to 1.00 at the end of and for the fiscal quarter during which such Material Specified Acquisition shall have been completed and each of the following three fiscal quarters (such period of four fiscal quarters being called an “Increase Period”).  The Company may terminate any Increase Period by a notice delivered to the Administrative Agent, whereupon, on and after the last day of the fiscal quarter immediately following the quarter during which such notice is given, the maximum permitted Leverage Ratio shall be reduced to 3.50 to 1.00.  The Company may not make an election to increase the maximum Leverage Ratio unless, as of the end of at least two fiscal quarters immediately preceding such election either (i) the maximum permitted Leverage Ratio permitted under this Section shall have been 3.50 to 1.00 or (ii) the Leverage Ratio did not exceed 3.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)  the Company shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)  the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)  any representation or warranty made or deemed made by or on behalf of the Company in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)  the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Company’s existence) or 5.08 or in Article VI;

(e)  the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (which may be given at the request of any Lender) to the Company;

(f)  the Company or any Subsidiary shall default in the payment (whether of principal or interest and regardless of amount) of any Material Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace periods;

(g)  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof or, in the case of a Hedging Agreement, any voluntary termination thereof, (iii) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (iv) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with the acquisition of such Person or (v) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated;

(h)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, bankruptcy, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, administrator, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)  the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, administrator, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)  the Company or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(k)  one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (provided that such amount shall be calculated after deducting therefrom any amount of such judgment that is covered by a valid and binding policy of insurance from a third party insurer that is rated at least “A-” by A.M. Best Company, which insurer has been notified of such judgment and has not disputed the claim made for payment) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged and not vacated or paid in full for a period of 30 consecutive days during which execution shall not be effectively stayed (which stay shall include the posting of a bond pending appeal that has the effect of staying execution of such judgment), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)  an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)  (i) any license, permit or registration of any Broker Dealer Subsidiary shall be revoked, suspended or otherwise terminated by the SEC, FINRA or any other applicable Governmental Authority, except where such revocation, suspension or termination could not reasonably be expected to result in a Material Adverse Effect, (ii) the SIPC shall apply for or obtain a protective decree or other restrictive order with regard to any Broker Dealer Subsidiary, (iii) any Broker Dealer Subsidiary shall be found by a Governmental Authority to have violated any law or regulation, or be the subject of any judgment or arbitration award, and such violation or award has resulted or would reasonably be expected to result in a Material Adverse Effect, or (iv) any action or proceeding by or before any Governmental Authority involving any Broker Dealer Subsidiary shall be pending as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; or

(n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any of the following actions, at the same or different times: (i) terminate the Commitments and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as Administrative Agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and in performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its functions and duties are entirely mechanical and administrative in nature.  The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing, (a) the Administrative Agent does not assume, and shall not be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any other Person, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, rule or regulation, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent (it being understood and agreed, however, that the Administrative Agent is authorized to provide the notice of the occurrence of the Closing Date as contemplated by the last sentence of Section 4.01 and to confirm the satisfaction of the conditions precedent set forth in such Section, and that the Administrative Agent shall not have any liability to any Person arising from, or be responsible for any loss, cost or expense suffered by any Person on account of, any such notice or confirmation provided by the Administrative Agent).  The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.08, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) shall have provided a consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders (or such other number or percentage of Lenders).  Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered on account of, any determination by the Administrative Agent that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.  Each Lender agrees that nothing in this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its functions or duties under the Loan Documents or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), shall not incur any liability for relying thereon and may act upon any such statement prior to receipt of written confirmation thereof.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04 and may rely on the Register to the extent set forth in Section 9.04(c).

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article and the provisions of Section 9.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Subject to the provisions of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company.  Upon any such resignation, the Required Lenders shall have the right, with the Company’s approval (so long as no Event of Default has occurred and is continuing) to appoint a successor.  If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the Company’s approval, appoint a successor.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  Notwithstanding the foregoing, if the retiring Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or, in the case of a removal of the Administrative Agent as set forth above, no successor shall have accepted such appointment within 30 days after the Required Lenders give notice of removal, then such resignation or removal shall nonetheless become effective in accordance with such notice and (a) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

In case of the pendency of any proceeding with respect to the Company under any Debtor Relief Laws now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.17, 2.18 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

Each Lender acknowledges and agrees that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable, to such Lender, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operation of the Company and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (c) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Each Lender, by becoming a party to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.  In determining compliance with any condition hereunder to the making of any Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan.

Each Lender hereby agrees that (a) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

The Company hereby agrees that (a) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company.

Each party’s obligations under this Article VIII shall survive the resignation or replacement of the Administrative Agent  or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

The parties agree that none of the Arrangers, the Syndication Agents or the Documentation Agents shall, in its capacity as such, have any duties or responsibilities under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Company or any Subsidiary, that at least one of the following is and will be true:

(a)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(b)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(c)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(d)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Arrangers in their sole discretion, and such Lender.

In addition, unless either (i) the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (d), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and not, for the avoidance of doubt, to or for the benefit of the Company or any Subsidiary, that the Administrative Agent and the Arrangers are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)  if to the Company, to Broadridge Financial Solutions Inc., 5 Dakota Drive, Lake Success, New York 11042, Attention of Corporate Treasurer (Email: CT@broadridge.com), with a copy to 5 Dakota Drive, Lake Success, New York 11042, Attention of Assistant Treasurer (Email: CT@broadridge.com);

(ii)  if to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Tel: (302) 634-2214
Attention: Loan & Agency Services Group
Email: michelle.won@chase.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:
Email: covenant.compliance@jpmchase.com

(iii)  if to any Lender, to it at its address (or telephone number or email address, as applicable) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished, in additional to email, by other electronic communications or using an Electronic System pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such other electronic communication or using an Electronic System.  The Administrative Agent or the Company may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)  Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender, by notice to the Company and the Administrative Agent).

(e)  The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on the Electronic System.  The Electronic System is provided “as is” and “as available”.  Neither the Administrative Agent nor any of its Related Parties warrant, or shall be deemed to warrant, the adequacy of the Electronic System, and the Administrative Agent expressly disclaims liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Electronic System.  In no event shall the Administrative Agent or any of its Related Parties have any liability to the Company, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential or punitive damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of Communications through the Electronic System, except, in the case of liability of the Administrative Agent for direct damages to the Company to the extent such damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct.

SECTION 9.02.  Waivers; Amendments.  (a) No failure or delay by the Company, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of such Default at the time.

(b)  Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Company, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder (in each case, other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.14(f)), without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.14(f)), or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) change Section 2.19(b) or 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) without the written consent of each Lender adversely affected thereby, contractually subordinate the principal and interest on the Loans to any other Indebtedness for borrowed money, other than (x) in connection with a debtor-in-possession financing and (y) with respect to any other Indebtedness exchanged for Loans so long as such Indebtedness is offered on the same terms ratably to all Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c)  Notwithstanding anything in paragraph (b) of this Section to the contrary:

(i)   any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders;

(ii)  no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any waiver, amendment or modification referred to in clause (i), (ii) or (iii) of the first proviso of Section 9.02(b) and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification or (B) with respect to any waiver, amendment or modification referred to in the first proviso of Section 9.02(b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such waiver, amendment or other modification;

(iii)  any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders objects to such amendment; and

(iv)  any provision of this Agreement or any other Loan Document may be amended in a manner provided in Sections 1.09 and 2.15(b).

(d)  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender.  Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03.  Expenses; Indemnity; Limitation of Liability.  (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender and all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans) in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section or in connection with the Loans made hereunder.

(b)  The Company shall indemnify the Administrative Agent, each Arranger, each Documentation Agent, each Syndication Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and out-of-pocket costs or expenses, joint or several, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) the execution, delivery or performance by the Company of the Loan Documents, or any actions or omissions of the Company or any of the Subsidiaries in connection therewith or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to any of the Loan Documents (regardless of whether brought by the Company, any of its Affiliates or any third party, whether or not such Indemnitee is a party to such claim, litigation, investigation or proceeding and whether such claim, litigation, investigation or proceeding is based on contract, tort or any other theory); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or costs or expenses (x) shall have been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) a material breach by such Indemnitee or its Related Parties of its agreements set forth herein (other than unintentional breaches that are corrected promptly after they come to the attention of such Indemnitee) or (y) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Company or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any such claim, litigation, investigation or proceeding against any of the Administrative Agent, an Arranger, a Documentation Agent or a Syndication Agent (or related Indemnitee) in its capacity or in fulfilling its role in such capacity under the Loan Documents). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)  To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing (and without limiting its obligation to do so), under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or such sub-agent), or such Related Party, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed Liabilities or cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  For purposes of this paragraph, a Lender’s “pro rata share” shall be determined, at any time, based upon the percentage that its Commitments or Loans represent of the aggregate amount of the Commitments or Loans at such time (or most recent in effect or outstanding).

(d)  To the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Lender-Related Person, on any theory of liability, for (i) any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), or (ii) special, indirect, consequential or punitive damages (as opposed to direct or actual damages), in each case, arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor (or, if an invoice therefor shall have been provided prior to the Closing Date, then on the Closing Date).

SECTION 9.04.  Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Documentation Agents, the Syndication Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Lender-Related Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(i)    the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, to any other assignee; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; and

(ii)   the Administrative Agent.

(c)  Assignments shall be subject to the following additional conditions:

(i)   except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(ii)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as such rights and obligations relate to the Loans or Commitments being assigned;

(iii)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System), together with a processing and recordation fee of US$3,500; and

(iv)  the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(d)  Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.

(e)  The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and any Lender (but solely with respect to the interest of such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(f)  Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any consent to such assignment required by paragraph (b) or (c) of this Section, the Administrative Agent shall record the information contained in such Assignment and Assumption in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g)  Any Lender may, without the consent of, or notice to, the Company and the Administrative Agent, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (h) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the limitations and requirements therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person other than a Governmental Authority except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have any responsibility for maintaining a Participant Register.

(h)  A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless such Participant agrees, for the benefit of the Company, to comply with Section 2.18(f) as though it were a Lender (it being understood that the documentation required by Section 2.18(f) shall be delivered to the participating Lender).

(i)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Company herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Documentation Agent, any Syndication Agent, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions or the other transaction contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness; Electronic Execution.  (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate fee letters entered into in connection with the credit facility provided for herein constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter or fee letter that by the terms of such documents survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect (it being understood that nothing therein shall have the effect of modifying any provision of this Agreement)). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)  Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof so long as such reliance shall not have been found, by a court of competent jurisdiction by a final and non-appealable judgment, to constitute the gross negligence or willful misconduct of such Person and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be reasonably promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Company hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Company, Electronic Signatures transmitted by emailed .pdf or any other electronic means and/or any electronic images of this Agreement,  any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, so long as such reliance, use or failure shall not have been found, by a court of competent jurisdiction by a final and non-appealable judgment, to constitute the gross negligence or willful misconduct of such Person.

SECTION 9.07.   Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (including general or special, time or demand, provisional or final, but excluding customer related deposits or ERISA related funds) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured, provided that such Lender or Affiliate shall notify the Administrative Agent promptly after effecting such set-off, provided further that the Administrative Agent shall notify the Company of such set-off promptly after receiving such notice from such Lender or Affiliate.  The rights of each Lender and each of its Affiliates, under this Section are in addition to and shall not limit other rights and remedies (including other rights of set-off) that such Lender or Affiliate may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York, in each case, sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to any Loan Document or the Transactions, or for recognition or enforcement of any judgment related thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined exclusively in such Federal Court, or, in the event such Federal court lacks subject matter jurisdiction, such New York State court, and that a final judgment in any such suit, action or proceeding shall be conclusive; provided that each of the parties hereto agrees that any such final judgment may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)  Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the Transactions in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality; Non-Public Information.  (a) The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees, agents and other Related Parties, including accountants, legal counsel and other advisors, to its Approved Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (ii) to the extent requested by any Governmental Authority or any other regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Administrative Agent or such Lender shall (except with respect to any audit or examination conducted by any Governmental Authority), to the extent practicable and not prohibited by law, inform the Company promptly thereof prior to such disclosure, (iv) to any other party to this Agreement, (v) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent or the Lenders against the Company under this Agreement or any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit insurance provider relating to the Company and its obligations, (vii)  with the written consent of the Company, (viii) on a confidential basis to (A) any rating agency in connection with the rating of the Company or its Subsidiaries or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware, (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware.  In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the amount of its Commitment to market data collectors, similar service providers, to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)   Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with those procedures and applicable law, including Federal and state securities laws.

(c)  All information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 9.13.  Interest Rate Limitation.   Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  Certain Notices.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the Patriot Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.15.  No Fiduciary Relationship.  The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Lender or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders and their Affiliates may, in addition to providing or participating in commercial lending facility such as that provided hereunder, be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries or other Affiliates, and none of the Administrative Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Subsidiaries or other Affiliates.  To the fullest extent permitted by law, the Company hereby agrees not to assert any claims against the Administrative Agent, the Lenders or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each such party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.17.  Effect of Amendment and Restatement.  Subject to Section 4.01, this Agreement amends and restates in its entirety the Existing Term Credit Agreement. In furtherance of the foregoing, each party hereto acknowledges and agrees that Schedule 2.01 sets forth, as of the Closing Date, each Lender (and all Commitments of each Lender), and no Person whose name does not appear on Schedule 2.01 is, as of the Closing Date, a Lender hereunder; it being understood and agreed that each such Person, if a Lender under the Existing Term Credit Agreement, shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03 of the Existing Term Credit Agreement. Subject to the immediately preceding sentence, all rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Term Credit Agreement are hereby amended, restated, replaced and superseded, in their entirety, on the terms and provisions set forth herein.

[remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BROADRIDGE FINANCIAL
SOLUTIONS, INC.

by
/s/ Steven J. Rosenthal
Name:	Steven J. Rosenthal
Title:	Treasurer

[Signature Page to Broadridge Financial Solutions, Inc. Amended and Restated Term Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender,

by
/s/ Abhishek Joshi
Name:	Abhishek Joshi
Title:	Vice President

[Signature Page to Broadridge Financial Solutions, Inc. Amended and Restated Term Credit Agreement]

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: BANK OF AMERICA, N.A.

by:
/s/Alexandra M. Knights
Name:	Alexandra M. Knights
Title:	Vice President

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: WELLS FARGO BANK, NATIONAL ASSOCATION

by:
/s/ Tracy L. Moosbrugger
Name:	Tracy L. Moosbrugger
Title:	Managing Director

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: BNP PARIBAS

by:
/s/ Michael Kowalczuk
Name:	Michael Kowalczuk
Title:	Managing Director

by:
/s/ Eve Ravelojaona
Name:	Eve Ravelojaona
Title:	Director

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: TD Bank, N.A.

by:
/s/ Bernadette Collins
Name:	Bernadette Collins
Title:	Senior Vice President

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: U.S. BANK NATIONAL ASSOCIATION

by:
/s/ William R Mandaro
Name:	William R Mandaro
Title:	SVP

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: TRUIST BANK

by:
/s/ Jim C. Wright
Name:	Jim C. Wright
Title:	Vice President

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
Lender: BANK OF CHINA, NEW YORK BRANCH

by:
/s/ Shijing Li
Name:	Shijing Li
Title:	Executive Vice President

SIGNATURE PAGE TO
BROADRIDGE FINANCIAL SOLUTIONS, INC.
AMENDED AND RESTATED TERM CREDIT AGREEMENT
BANK OF MONTREAL

Lender: BANK OF MONTREAL CHICAGO BRANCH/BMO HARRIS BANK

by:
/s/ Jeffrey S. Danielsen
Name:	Jeffrey S. Danielsen
Title:	US Field Manager

BANK OF MONTREAL:

by:
/s/ Nikhil Chaudhary
Name:	Nikhil Chaudhary
Title:	Director, BMO Commercial Bank

EXHIBIT A

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified below and the Assignee identified below.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the “Effective Date” inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Commitments/Loans identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Loan Interest”).   Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is [a Specified Permitted Lender][an Affiliate/Approved Fund of [identify Lender]]]

3.	Company:	Broadridge Financial Solutions, Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A.

5.	Credit Agreement:
The Amended and Restated Term Credit Agreement dated as of August 17, 2023, among Broadridge Financial Solutions, Inc., a Delaware corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as it may be amended, restated, supplemented or otherwise modified from time to time)

7.	Assigned Loan Interest:

	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned[1]	Percentage Assigned of the Aggregate Amount of Commitments/Loans of all Lenders[2]
Commitments/Loans	US$	US$	%

Effective Date:  _______________ _____, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

1 Must comply with the minimum assignment amounts set forth in Section 9.04(c)(i) of the Credit Agreement.

2 Set forth, to at least 9 decimals, as a percentage of the aggregate amount of the Commitments/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor
by

Name:
Title:

[NAME OF ASSIGNEE], as Assignee[3]
by

Name:
Title:

3 The Assignee must deliver to the Company all applicable Tax forms required to be delivered by it under Section 2.18(f) of the Credit Agreement.

Consented to and Accepted by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

[BROADRIDGE FINANCIAL SOLUTIONS, INC.,][4]
by

Name:
Title:

4 To be added only if the consent of the Company is required under Section 9.04(b)(i) of the Credit Agreement.

Standard Terms And Conditions For
Assignment And Assumption

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements, warranties and representations made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof (or, if prior to the first such delivery, referred to in Section 3.04 thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis, and its decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest is made independently and without reliance on the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, the Assignor or any other Lender, or any of the Related Parties of any of the foregoing, (vi) if it is a Lender that is a US Person, attached to this Assignment and Assumption is IRS Form W‑9 certifying that such Lender is exempt from US Federal backup withholding tax and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, the Assignor or any other Lender, or any of the Related Parties of any of the foregoing and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the applicable matters for a Lender set forth in Article VIII of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as a delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
Form of Borrowing Request

JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group
michelle.won@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Term Credit Agreement dated as of August 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice constitutes a Borrowing Request and the Company hereby gives notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a borrowing of Loans under the Credit Agreement, and in that connection specifies the following information with respect to such Borrowing:

(a)	Principal Amount of Borrowing[1]: US$

(b)	Type of Borrowing:[2]

(c)	Date of Borrowing (which is a Business Day):

(d)	Interest Period and the last day thereof[3]:

(e)	Location and number of the [Company’s][4] account to which proceeds of the requested Borrowing are to be disbursed (give name of bank and account number): [ ] (Account No.: ______________):

1 Must comply with Section 2.02(c) of the Credit Agreement.

2 Specify Term SOFR Borrowing or ABR Borrowing (or, if applicable pursuant to Section 2.15, Daily Simple SOFR Borrowing).  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

3 Applicable to Term SOFR Borrowings only.  Shall be subject to the definition of “Interest Period” and Section 2.02(d) of the Credit Agreement.  With respect to any Term SOFR Borrowing, can be a period of one, three or six months (or, if agreed upon by each Lender participating therein, any other period thereafter).  If an Interest Period is not specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

4 Or such other account as shall be reasonably satisfactory to the Administrative Agent.

Very truly yours,

BROADRIDGE FINANCIAL SOLUTIONS, INC.

by

Name:
Title:

B-2

EXHIBIT C
Form of Interest Election Request

JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group
michelle.won@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Term Credit Agreement dated as of August 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice constitutes an Interest Election Request and the undersigned hereby gives notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Borrowing to which this request applies:
Principal Amount: ______________________
Type: ______________________
Interest Period:[1] ______________________

2. Effective date of this election:[2] ______________________

3. Resulting Borrowing[s][3]
Principal Amount: ______________________
Type: ______________________

1 In the case of a Term SOFR Borrowing, specify the last day of the current Interest Period therefor.

2 Must be a Business Day.

3 Specify whether the resulting Borrowing is to be a Term SOFR Borrowing or an ABR Borrowing (or, if applicable pursuant to Section 2.15, a Daily Simple SOFR Borrowing).  If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing.  Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.

Interest Period:[4] _______________________________

Very truly yours,

BROADRIDGE FINANCIAL SOLUTIONS, INC.

by

Name:
Title:

4 Applicable only if the resulting Borrowing is to be a Term SOFR Borrowing.  Shall be subject to the definition of “Interest Period” and Section 2.02(d) of the Credit Agreement.  With respect to any Term SOFR Borrowing, can be a period of one, three or six months (or, if agreed upon by each Lender participating therein, any other period thereafter).  If an Interest Period is not specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

C-2

EXHIBIT D

Form of Promissory Note

New York, New York
[Date]

For value received, Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), promises to pay to [name of Lender] (the “Lender”) or its registered assigns (a) the unpaid principal amount of each Loan made by the Lender to the Company under the Credit Agreement referred to below, when and as due and payable under the terms of the Credit Agreement, and (b) interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.  All such payments of principal and interest shall be made in US Dollars and to the accounts specified in the Credit Agreement, in immediately available funds.

All Loans made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

This note is one of the promissory notes issued pursuant to the Amended and Restated Term Credit Agreement dated as of August  17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used and not defined herein have the meanings ascribed to them in the Credit Agreement.  Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this note.  This note and the Loans evidenced hereby may be transferred in whole or in part only by the registration of such transfer on the Register maintained for such purpose by or on behalf of the Company as provided in Section 9.04(e) of the Credit Agreement.

This note shall be governed by and construed in accordance with the laws of the State of New York.

BROADRIDGE FINANCIAL SOLUTIONS, INC.
by

Name:
Title:

D-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

D-3

EXHIBIT E‑1

Form of
U.S. Tax Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Term Credit Agreement dated as of August 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with a U.S. trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W‑8BEN or IRS Form W‑8BEN‑E, as applicable.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Company and the Administrative Agent in writing and deliver promptly to the Company and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company and the Administrative Agent in writing of its legal ineligibility to do so and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________ __, 20[ ]

EXHIBIT E‑2

Form of
U.S. Tax Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Term Credit Agreement dated as of August 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with a U.S. trade or business conducted by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W‑8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Company and the Administrative Agent in writing and deliver promptly to the Company and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company and the Administrative Agent in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________ __, 20[ ]

E-2-2

EXHIBIT E‑3

Form of
U.S. Tax Certificate

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Term Credit Agreement dated as of August 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with a U.S. trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W‑8BEN or IRS Form W‑8BEN‑E, as applicable.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to the participating Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the participating Lender) or promptly notify the participating Lender in writing of its legal ineligibility to do so and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________ __, 20[ ]

EXHIBIT E-4

Form of
U.S. Tax Certificate

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Term Credit Agreement dated as of August 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with a U.S. trade or business conducted by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to the participating Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the participating Lender) or promptly notify the participating Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________ __, 20[

E-4-2